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EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

               NAME                                JURISDICTION OF ORGANIZATION
----------------------------------                 ----------------------------
F5 Networks Australia Pty. Limited                      Australia
F5 Networks SARL                                        France
F5 Networks GmbH                                        Germany
F5 Networks Hong Kong Limited                           Hong Kong
F5 Networks Japan K.K.                                  Japan
F5 Networks Korea Ltd.                                  Korea
F5 Networks Singapore Pte Ltd                           Singapore
F5 Networks Limited                                     United Kingdom
F5 RO, Inc.                                             Washington, U.S.A.
MagniFire Websystems, Inc.                              Delaware, U.S.A.